LEGEND SUN LIMITED

INDEX TO FINANCIAL STATEMENTS

Page

Balance Sheet as of December 10, 2009	1

Statement of Income and Comprehensive Income for the Period
from March 30, 2009 (Date of Inception) to December 10, 2009	2

Statement of Stockholder’s Equity
from March 30, 2009 (Date of Inception) to December 10, 2009	3

Statement of Cash Flows
from March 30, 2009 (Date of Inception) to December 10, 2009	4

LEGEND SUN LIMITED
BALANCE SHEET

		December 10, 2009
ASSETS
CURRENTS ASSETS
Cash		$ 13,493
Other receivables		7,017
Inventories		4,871
Total current assets		25,381

Property and equipment		126,717
Security deposits		40,895
TOTAL ASSETS		$ 192,993

LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES
Accounts payable		$ 5,133
Other payable		33,794
TOTAL CURRENT LIABILITIES		38,927

Stockholder's loan		158,640

TOTAL LIABILITIES		197,567

STOCKHOLDER'S EQUITY
Common stock, 10,000 shares authorized with par value of HK$1;
1 share issued at par value of HK$1 and outstanding	1	1
Accumulated loss		(4,575)
TOTAL STOCKHOLDER'S EQUITY		(4,574)

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY		$ 192,993

LEGEND SUN LIMITED
STATEMENT OF INCOME AND COMPREHENSIVE INCOME

March 30, 2009
(date of inception) to
December 10, 2009

Revenue	$ 63,521

Cost of goods sold	(22,022)
Gross profit	41,499

Operating expenses	(87,100)

OPERATING LOSS BEFORE INCOME TAXES	(45,601)
Other income	41,026

LOSS BEFORE INCOME TAXES	(4,575)

INCOME TAXES EXPENSES	-

NET LOSS	$ (4,575)

Loss per common share
Basic and fully diluted	$ (4,575)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	1

LEGEND SUN LIMITED
STATEMENT OF STOCKHOLDER'S EQUITY

Common Stock, with par value of HK$1
			Accumulated	Total stockholder's
	Number	Amount	Loss	equity

Common stock issued for cash	$ 1	$ 1	$ 1	$ 1
Net loss for the period	_-	_-	(4,575)	(4,575)
Balance as of December 10, 2009	$ 1	$ 1	$ (4,575)	$ (4,574)

LEGEND SUN LIMITED
STATEMENT OF CASH FLOWS

For the period from
March 30, 2009
(date of inception) to
December 10, 2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (4,575)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation	9,438
Changes in operating assets and liabilities:
Other receivable	(7,017)
Inventories	(4,871)
Security deposits	(40,895)
Accounts payable	5,133
Other payable	33,794
NET CASH USED IN OPERATING ACTIVITIES	(8,993)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(136,155)
NET CASH USED IN INVESTING ACTIVITIES	136,155)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from stockholder's loan	158,640
Cash received from issuance of common stock	1
NET CASH PROVIDED BY FINANCING ACTIVITIES	158,641

NET INCREASE IN CASH AND CASH EQUIVALENTS	13,493

CASH AND CASH EQUIVALENTS
Beginning of period	-
End of period	$ 13,493

Supplemental disclosures of cash flow information:
Cash paid for interest	$ -
Cash paid for income taxes	$ -

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